UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2006
Date of Report (Date of earliest event reported)

GA COMPUTER SCIENCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51573	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1323 Lincoln Street, #204
Bellingham, WA	98229
(Address of principal executive offices)	(Zip Code)

(775) 881-3390
Registrant's telephone number, including area code

349 – 6540 East Hastings Street
Burnaby, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Loan Agreements with Vitavea AG

On October 3, 2006, GA Computer Sciences Inc. (the “Company”) loaned EUR 200,000 to Vitavea AG (“Vitavea”). The loan to Vitavea extends for a period of 2 years, maturing on October 3, 2008, and accrues interest at the rate of 8% per annum. The loan is unsecured. Pursuant to a share purchase agreement dated for reference as of July 31, 2006 (the “Share Purchase Agreement”), the Company has agreed to acquire all of the outstanding shares of Vitavea in exchange for an aggregate of 34,350,000 shares of the Company’s common stock.

On October 11, 2006, the Company loaned an additional $150,000 to Vitavea, maturing on October 11, 2008 and accruing interest at a rate of 8% per annum. This loan is also unsecured.

A copy of the above loan agreements and the promissory notes evidencing the loans are filed as exhibits to this report.

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

On October 5, 2006, GA Computer Sciences Inc. (the “Company”) issued 412,073 shares of its common stock at a price of $1.90 per unit for total proceeds of $785,000 in a private placement transaction. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. Each of the investors has represented that they were not US persons as defined in Regulation S, and have provided representations indicating that they were acquiring the Company’s securities for investment purposes only and not with a view towards distribution. No underwriting discounts or commissions were involved.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits

Exhibit Number	Description of Exhibit

10.1	Loan Agreement between GA Computer Sciences Inc. and Vitavea AG dated as of October 3, 2006.

10.2	Promissory Note executed by Vitavea AG as of October 3, 2006

10.3	Loan Agreement between GA Computer Sciences Inc. and Vitavea AG dated as of October 11, 2006.

10.4	Promissory Note executed by Vitavea AG as of October 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GA COMPUTER SCIENCES INC.
Date: October 19, 2006
	By:	/s/ Peter J. Hoyle

PETER J. HOYLE
Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer
and Director